SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report:  September 28, 2007         Commission File No. 0-8788




                         DELTA NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)



             KENTUCKY                                   61-04548329
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


       3617 Lexington Road
       Winchester, Kentucky                                 40391
(Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (859) 744-6171





INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events and Regulation FD Disclosure

     As disclosed in previous filings, on April 20, 2007, Delta filed a request for increased rates with the Kentucky Public Service Commission. This general rate case, Case No. 2007-00089, requested an annual revenue increase of approximately $5,641,000, an increase of 9.2%. The test year for the case was the twelve months ended December 31, 2006. The increased rates were requested to become effective May 20, 2007 but were suspended until October 20, pending review.

     This rate case requested a return on common equity of 12.1% and proposed allocating a portion of the requested increase to the monthly customer charge, thus helping to de-couple Delta's revenues from volumes of gas sold. It also sought a new Conservation/Efficiency Program Cost Recovery tariff to help promote conservation and the efficient use of natural gas by Delta's residential customers. Additionally, Delta proposed an Experimental Customer Rate Stabilization Mechanism to help provide in the future for stable and equitable rates to customers by adjusting rates annually without customers having to pay for frequent and costly rate cases.

     On September 28, 2007, Delta entered a Settlement Agreement, Stipulation and Recommendation ("Settlement") with the Kentucky Attorney General, the intervenor in the case. The Settlement provides for an annual revenue increase of $3,920,000 and for settlement purposes established an agreed rate of return on equity of 10.5%. A portion of the rate increase was allocated to Delta's monthly customer charge, thus helping to de-couple revenues from volumes of gas sold. The increased rates to provide for these additional revenues are to be effective with service on and after October 20, 2007. As a part of the Settlement, Delta agreed to withdraw its request for the Conservation/Efficiency Program Cost Recovery tariff as well as its proposed Experimental Customer Rate Stabilization Mechanism, without any future restrictions and thus without prejudicing in any way Delta's right, at its discretion, to seek such programs again in future proceedings before the Kentucky Public Service Commission.

     Delta participated in an informal conference with the Kentucky Public Service Commission Staff and the Kentucky Attorney General's office on September 28, 2007. The Settlement has been filed with the Kentucky Public Service Commission and both Delta and the Kentucky Attorney General have recommended its acceptance and adoption. A public hearing has been set for October 3, 2007 for the Kentucky Public Service Commission to further consider this matter. Although we have filed a motion requesting the Kentucky Public Service Commission to approve this Settlement, we are unable to predict the outcome of the proceeding.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               DELTA NATURAL GAS COMPANY, INC.
                                          (Registrant)

                               By__/s/Glenn R. Jennings_______________
                                      Glenn R. Jennings
                                      Chairman of the Board,
                                      President and Chief
                                      Executive Officer
                                      (Signature)

Date:  September 28, 2007